Exhibit 99.1

Biovest and NHRC to Continue Collaboration with Shared

Resources to Extend the Potential of Hollow Fiber Bioreactor

Technology for Pandemic Influenza Virus

TAMPA, FL and MINNEAPOLIS, MN – September 19, 2011 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that the Naval Health Research Center (NHRC) and Biovest are continuing an ongoing collaboration to study Biovest’s hollow fiber technology. The collaboration is being conducted as a shared resource within the NHRC’s Respiratory Disease Laboratory in San Diego, California. This research collaboration is evaluating the potential use of Biovest’s platform systems for the efficient cell culture production of difficult-to-produce biologics including live viral vaccines, virus-like particles and diagnostic reagents.

According to Biovest’s consulting medical advisor, Dr. J. David Gangemi, Ph.D., Professor Emeritus, Microbiology and Molecular Medicine, Clemson University, “Biovest’s hollow fiber systems have proven to be highly efficient, cost-effective bioreactors for the production of monoclonal antibodies, recombinant proteins and personalized cancer vaccines. We are now evaluating if Biovest’s novel hollow fiber technology also represents an ideal cell culture platform for the rapid propagation of virus for the efficient manufacture of many kinds of vaccines and other products of military importance. Encouragingly, our preliminary viral growth results suggest multiple key fundamental advantages not found in other bioreactor systems currently used for virus production.”

Biovest’s Chief Scientific Officer, Dr. Mark Hirschel, Ph.D., added, “We are collaborating with NHRC to conduct multiple viral growth studies using our hollow fiber bioreactor systems. The intent is to demonstrate the key benefits and advantages of this technology over more established conventional methods routinely used for the production of viral vaccines. It is our goal to position the AutovaxID™ and our other hollow fiber systems as a preferred flexible, robust manufacturing platform for the production of emerging pandemic viruses and vaccines.”

In June 2011, Biovest’s hollow fiber bioreactor technology was featured in an article published in Genetic Engineering & Biotechnology News (GEN). Based on research studies conducted by Biovest and the NHRC, the GEN article concludes that Biovest’s hollow fiber bioreactors offer a compact, highly efficient, scalable and economical method for virus production and manufacture of viral vaccines. The article was authored by a team consisting of scientists from Biovest, the Department of Respiratory Disease Research at NHRC, Clemson University and the Ordway Research Institute. To access the article, please visit the Media Center at the Biovest website.

About AutovaxID™

Biovest developed the AutovaxID bioreactor as an ideal production platform (cGMP compliant) for the scalable manufacture of difficult-to-produce biologics including personalized medicines, monoclonal antibodies, cell culture vaccines and therapeutics targeting highly infectious agents. This system’s multiple advantages and benefits have been proven in the production of Biovest’s autologous anti-lymphoma vaccine (BiovaxID®) targeting B-cell blood cancers, representing how automated, self-contained, disposable hollow fiber technology is integral toward providing a robust and dependable commercial process for the manufacture of personalized cancer vaccines.

The Naval Health Research Center (NHRC) and Biovest are conducting research studies in an effort to validate that Biovest’s hollow fiber bioreactor systems have the capability to produce high titer influenza virus. This work to date utilizes Biovest’s Primer-HF® bioreactor, a disposable single-use hollow fiber instrument designed for producing research quantities of proteins or virus. Future studies are planned to be conducted in the AutovaxID™ bioreactor for larger-scale GMP production applications.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.